EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors Merchants Bancshares, Inc.:

We consent to the use of our reports dated March 12, 2008, with respect to the consolidated balance sheets of Merchants Bancshares, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, incorporated by reference in this Registration Statement on Form S-3 of Merchants Bancshares, Inc. related to the registration of shares for the Merchants Bancshares, Inc. 2008 Dividend Reinvestment and Stock Purchase Plan and to the reference of our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of quantifying errors in 2006.

/s/ KPMG LLP KPMG LLP

Albany, New York June 5, 2008

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